Exhibit 99.1

Lehman Brothers

Financial Services Conference 2007

Kerry Killinger

Monday, September 10, 2007

8:30 a.m. ET

Last updated: 9/10/07

[SLIDE 1.Title]

·        Thank you Bruce, I’m pleased to be here this morning to talk about WaMu.

·        Before I get started, I need to point out the Cautionary Statement regarding the forward-looking comments in my talk today. That slide is located at the end of this presentation.

[SLIDE 2.Key Messages]

·        This morning I’ll update you on how we have positioned WaMu to be successful in what is rapidly becoming a challenging business environment.

·        First and foremost, I want you to understand that WaMu is primarily a consumer and small business bank. We are of course involved in mortgage banking, but that is just one of our business lines. Our consumer and small business banking model is dramatically different, and much more resilient, than monoline mortgage companies, many of which have gone out of business over the past two months, because they were not as diversified and lacked the adequate capital and sources of liquidity we have.

·        Second, over the past 18 months we have taken key strategic actions to further diversify our business, reduce our market risk and reduce our expenses, all of which has put us in a better position to weather this challenging market environment.

·        Third, our top-tier Retail Bank and Card Services businesses deliver the bulk of our revenue, and these businesses continue to thrive and have not been impacted by the mortgage centric problems.

·        Fourth, we anticipated a housing market correction and have been proactive in preparing for it. However, it now appears that the housing and capital market correction will be significantly worse and longer lasting than we expected. We believe this will lead to much higher NPAs, loan losses and loan loss provisioning in the near term. I will go into more detail about this later.

·        And lastly, I will discuss our strong liquidity and capital position which will enable us to continue to grow and be successful for the long run.

[SLIDE 3Vision]

·        Our vision for the company has not changed. We are working very hard to create the leading national franchise in consumer and small business banking.

·        And we’re in a strong position to realize our vision. Our culture is unique and supports our vision. We are well positioned in some of the highest growth markets in the country. We are very good at serving the diverse mass-market consumers and small businesses that make up our target customer base.

·        With our success in offering consumers innovative products and services, our customer base has grown from just 250,000 in the mid-80s to nearly 20 million households today.  And in the second quarter alone, we added a record 406,000 net new checking accounts and 928,000 new credit card accounts.

·        And we continue to build our company for the long-term, adjusting to changing market conditions, looking for profitable growth opportunities and remaining focused on the needs of our customers.

[SLIDE 4.Strategic Actions since end of 2005]

·        We have undertaken numerous strategic actions that have contributed significantly to our strong position today.

·        First, we acquired Providian Financial, in October 2005, to form our Card Services Group which has quickly leveraged our retail banking customer base and diversified our business.

·        Then in October of 2006, we acquired Commercial Capital Bancorp, the #3 multi-family lender in the Los Angeles market, enhancing our commercial business in California and further diversifying our assets and earnings.

·        From the end of 2005 through the second quarter of this year, we opportunistically reduced our balance sheet by $31 billion and repurchased 142 million shares, or 14 percent of our shares outstanding.

·        At the same time, we significantly improved our availability of funding from the Federal Home Loan Bank by replacing advances with deposits and other types of borrowings.

·        Since the end of 2005, we decreased our advances by $47 billion, or nearly 70 percent. This opens up significant borrowing capacity for us as we have over $50 billion of assets that can be utilized to secure advances or other collateralized borrowings.

·        We also greatly improved our market-risk profile by selling $2.5 billion of our mortgage servicing rights (MSR) portfolio. We did this to better balance our servicing portfolio with our origination franchise. And it reduced mortgage servicing rights as a percentage of our capital, augmenting our efforts to diversify the company.

·        And at the end of 2006, we sold WM Advisors, our non-core retail asset management business. The proceeds from that sale helped offset the cost of various actions taken to improve our productivity.

·        These productivity initiatives included the following:

·        We continued to consolidate our back-office footprint, relocate positions to lower-cost markets and optimize our retail store network.

·        We eliminated positions to match market capacity, particularly in Home Loans. Overall in 2006, we reduced staffing by more than 10,000, or 18 percent.

·        The result is reflected in the reduction of our annual expense run rate by approximately $560 million, or 6 percent, to $8.5 billion based on the second quarter of this year, compared with a $9.1 billion annual run rate for the fourth quarter of 2005.

·        This puts us in a much better position to deal with the challenges and opportunities of the current environment.

[SLIDE 5Leading Player in all Business Lines]

·        So let’s look at how we are positioned as a top player in each of our business lines.

·        From the second quarter of last year to the second quarter of this year, we have maintained our competitive position in some of the most important and growing areas of our business.

·        We’re the 6th largest banking company in terms of assets, total deposits and retail stores.

·        We’re 4th in the number of debit cards outstanding.

·        We were the 6th largest bank credit card issuer and the #1 bank multi‑family portfolio lender,

·        As well as a leading prime home equity lender, ranked #1 or #2 in our footprint states and 4th nationally.

·        On the other hand, we have intentionally reduced our market share in those areas of our business where we have felt caution was warranted.

·        At the end of the second quarter of this year, we were the 6th largest home lender and the 5th largest home loan servicer, down from 3rd for both a year ago.

·        Although we originate subprime loans, we are not currently a significant player in that market. As I will discuss in a moment, we became concerned with housing market conditions and we dramatically reduced our position from being the 6th largest subprime originator two years ago to our current position of originating less than $200 million per month.

[SLIDE 6Diversified Business Model]

·        I’m going to spend most of my time this morning talking about how WaMu is performing in this challenging environment, since I’m sure that’s what you’re most interested in.

·        The key to our ability to remain successful when one business sector experiences hard times is our diversified business model.

·        As you know, we have four lines of business and three of the four continue to perform very well.

[SLIDE 7.Diversification of Revenue]

·        During the first half of 2007, our Retail Bank has generated approximately 53% of our revenue, which is about the same as in 2005. Income from fees and the like are a larger percentage of our revenues today, offsetting a decline in revenue from portfolio management, which was the result of our intentional shrinking of the balance sheet.

·        About 28% of our revenue in the first half of this year has come from our Card Services business compared with zero prior to the acquisition of Providian in late 2005.

·        And our Commercial Group contributed a solid 6%, down slightly as a percentage from 2005.

·        Finally, our Home Loans Group contributed only 13% to revenue in the first half of this year compared with 33% for all of 2005.

[SLIDE 8.Strong and Diversified Funding Sources]

·        In addition to diversifying our revenue sources, we have also been very proactive in diversifying our borrowings and increasing sources of lower cost equity capital. Through the end of the second quarter of this year:

·        We have issued $8 billion of covered bonds by tapping into the global liquidity market;

·        Reduced FHLB advances by $47 billion from the end of 2005 to the end of the second quarter of this year;

·        Issued $3.5 billion of hybrid equity;

·        And we have considerable available funding sources remaining:

o       Our strong retail bank franchise provides reliable retail deposit funding, and over $50 billion existing assets are available for pledging to the FHLB.

o       Substantially all of our operations are funded at the Bank level; therefore, all our businesses have full access to retail deposits and FHLB borrowings.

o       Our current conforming originations can be sold to Fannie Mae and Freddie and substantially all of our nonconforming prime mortgage production is eligible as collateral for FHLB advances.

o       And we do not rely on commercial paper as a funding source and have non outstanding.

·        What this all means is that our strong liquidity position and capital are enabling us to not only weather more challenging conditions, but to prudently take advantage of the growth opportunities presented.

[SLIDE 9.GDP and Housing Price Indices]

·        Now, let’s take a look at home price appreciation trends over the last 20 years or so.

·        This slide demonstrates the dramatic increase in home price appreciation as measured by two well-known benchmarks for home price appreciation – Case-Shiller and the OFHEO House Price Index – overlaying the movement in Gross Domestic Product or GDP.

·        From 1987 through the end of 2004, home price appreciation per the OFHEO Index has averaged 4.91 percent, or nearly 2 percent above GDP. So that’s the long term average rate of housing appreciation.

·        And while several years of above average housing appreciation is not unusual, it’s typically followed by a period of much lower appreciation or flat or declining housing prices.

·        Looking at this data, it appeared to us that some type of housing correction was inevitable.

·        In fact, over two years ago during our second quarter 2005 earnings call, I first commented about the risks of a housing market correction.

·        We pointed out the potential overextension of the housing market in some regions of the country and that there were clear signs of speculation in some markets. Investors were becoming a growing percentage of home purchasers.

·        We also noted that housing prices in most markets were rising faster than incomes, reducing housing affordability.

·        In short, at a time when money was still flooding in from Wall Street, we rang the warning bell and became very proactive in managing our housing exposure risk, while remaining active as a market participant.

[SLIDE 10.We Have Been Preparing for a Housing Downturn]

·        As I said, we saw the housing bubble developing over two years ago, and began preparing for its eventual impact on our Home Loans business.

·        First, we downsized our home loans business. Since the fourth quarter of 2005, we have reduced staffing by 28%. We also exited the low margin correspondent channel. The result was moving from the #3 mortgage originator in 2006 to #6 in 2007.

·         I have commented several times over the past two years that many mortgage players appeared to be blindly adding staffing and capacity, even while mortgage demand was falling. This overcapacity had to be taken out of the system before satisfactory returns could return to the business.

·        Second, during 2005 we took advantage of the strong demand for mortgage-backed securities and sold virtually all of our 2004 and 2005 subprime residuals.

·        Third, we made a series of major underwriting changes in our Home Loans lending guidelines.

·        Fourth, we sold the majority of our Option ARM production during 2005, 2006 and 2007.

·        Finally, we sold mortgage related and other assets as we reduced our balance sheet from $351 billion at June 30, 2006 to $312 billion at the end of this year’s second quarter.

[SLIDE 11:WaMu Exposure to Markets]

·        We strive to be as transparent as possible regarding our risk profile and the following are areas where we have no exposure:

o       We have no leveraged buyout obligations;

o       No obligations to third party asset backed commercial paper conduits;

o       No asset backed commercial paper, structured investment vehicles or similar arbitrage vehicles;

o       No ABS collateralized debt obligations;

o       Minimal exposure today to warehouse mortgage lending with only $2.7 billion outstanding.

o       And as of the end of June, we had only about $107 million in total exposure to subprime mortgage and Alt-A residuals. And I should add that we have no home equity residuals.

[SLIDE 12.Credit Quality: Estimated Loan-to-Value]

·        Now, let’s take a look at the quality of the loans we hold in our investment portfolio.

·        The loans with the highest risk of loss are those to borrowers with the lowest credit ratings combined with high loan-to-value ratios.

·        As of June 2007, based upon estimated current loan-to-value ratios, only 3 percent of our $106 billion home loans portfolio had LTVs above 80 percent and FICO scores less than 660.

·        The average FICO score of the home loans portfolio was 693 and the average estimated current LTV was 58 percent.

·        We feel that our proactive steps have been important in positioning us for the dramatic slowing of the housing market.

·        Our Home Equity portfolio was primarily generated through our Retail Banking and Retail Home Loans channels.

·        This portfolio has an average current FICO of 722 and an estimated combined LTV of 63 percent.

·        By their nature home equity loans are highly sensitive to changes in home values. At the end of June, about 25 percent of this portfolio is first lien and only 8 percent had a current estimated LTV above 80 percent and a FICO score of less than 660.

·        Before moving on, let me comment on our two other significant portfolios which are not represented on this chart:

o       First, our multi-family portfolio. We continue to prudently grow this portfolio and it continues to perform very well with no charge-offs in the first half of 2007.

o       The other is our credit card portfolio. We are very pleased with its ongoing stable credit performance, which reflects the overall strength of the economy and particularly the low unemployment rates in most parts of the country. But we are also being very cautious in our underwriting and portfolio management activities as the risks of a slowing economy appear to be increasing.

·        So overall, we believe our portfolio has been strengthened by the various actions we have taken, and we believe we are well positioned to weather the current storm.

[SLIDE 13.GDP and Housing Price Indices]

·        This is the same GDP and housing price index slide I just showed you, but now we have rolled it forward through the end of June.

·        You can see that home price appreciation remained very high, in fact above 10%, through the middle of 2006 but began dropping quickly thereafter.

·        These indexes come out on about a two month lag, so we only have data through mid-year 2007. However, there is significant anecdotal evidence that the decline has become even more pronounced in the third quarter of 2007.

·        The combination of rising delinquencies, higher foreclosures, more housing inventory, increasing interest rates on mortgages and greatly reduced availability of mortgages due to limited liquidity is creating a near perfect storm for housing.

·        While the housing weakness will likely be muted if today’s stable employment continues, we would not be surprised to see declines in housing prices in many regions of the country and perhaps for the average of the entire country over the next few quarters. You can see from the chart that based on history, this situation would be highly unusual and will probably put stress not only on housing, but on consumer spending, the economy and employment.

·        In any event, most housing markets are currently weakening.

[SLIDE 14.Rising LIBOR and Nonconforming Loan Rates]

·        Uncertainty in the housing markets, challenges in the LBO financing markets and spreading investor uncertainty are also causing interest rates to rise.

·        Although the Fed Funds rate has remained stable at 5.25 percent, we have seen 3-month LIBOR edge up about 30 basis points to 5.7 percent in the past month, as liquidity and confidence in the financial markets continue to be stressed.

·        What is highly unusual is the current disconnect between Treasury rates, which have been declining, and LIBOR and mortgage rates, which are rising. Think about 3-month rates where Treasuries are at about 4 percent, Fed Funds at 5.25% and LIBOR at 5.7%. These rates are normally in a tight range.

·        There is significant speculation regarding the Fed’s next move. I trust the Fed will fully appreciate how quickly economic conditions are changing and act accordingly.

·        However, even if the Fed does reduce the Fed Funds rate, we will be most interested in what happens to LIBOR as the majority of our short-term funding is tied to 3‑month LIBOR and not Fed Funds.

·        Not only have mortgage interest rates increased in relation to Treasuries, but a significant divergence has developed between conforming and nonconforming mortgage interest rates. This reflects general lack of liquidity for nonconforming products, as there are relatively few players with the capital and liquidity to hold these assets.

·        This has resulted in an opportunity for those, like WaMu, that have the ability to hold loans on their balance sheet.

[SLIDE 15.Strong Liquidity Position Enables B/S Growth]

·        As a result of our strong liquidity and capital position, we are able to take advantage of the displacement in the mortgage markets at this time.

·        Through the end of August, we have reduced our loans held for sale balance to $9 billion from $19 billion at the end of June, primarily through the transfer of nonconforming loans to our held for investment portfolio.

·        Of the $9 billion still in the held for sale portfolio, $6 billion are home loans of which 71 percent are conforming and the remaining $3 billion are credit card and commercial loans.

·        We are comfortable with the credit quality of these loans, but the disruption in the mortgage market will result in a mark-to-market loss for the third quarter.

·        Since the secondary market disruption for all but conforming agency guaranteed securities, we have seen a dramatic improvement in the pricing and quality of new loan originations. As a result, we are carefully adding loans to our portfolio.

·        We are picking and choosing carefully and will take our time to grow our portfolio.

·        But we expect our loan portfolio to increase by approximately $20 billion during the third quarter, primarily due to the following estimated balance changes:

o       $11 billion in prime hybrid and prime fixed rate loans;

o       $5 billion in prime short-term ARMs;

o       $3 billion in prime home equity;

o       We also expect to increase our cash and cash equivalents to support our strong liquidity position, but we do not expect to add to our sub prime portfolio at this time.

 [SLIDE 16.Higher Quality Loans at Higher Returns]

·        This slide reflects the opportunity we see for higher returns on current mortgage originations.

·        Looking back to the beginning of July, we saw an effective rate on Jumbo Option ARMs of 8.00 percent and that rate increased to 8.60.

·        Similarly, 5/1 Jumbo Hybrids increased 90 basis points to 7.40 percent.

·        The returns on both of these products now easilyexceed our targeted hurdle of a high-teens ROE for assets we target for our balance sheet.

·        I should add that these projected returns assume current LIBOR funding costs and our updated credit cost assumptions for the more challenging housing market. A reduction in current LIBOR borrowing costs could make these returns even more attractive.

·        I also want to assure you that the credit quality of these loans good. Loan originations in these two products for the month of August had an average FICO of approximately 725 and loan-to-value ratio of 70%.

·        In summary, the returns and quality of the portfolio product we are currently adding to the balance sheet appears to be excellent.

[SLIDE 17.Implications of the Current Environment]

·        So what does this all mean to our shorter term outlook?

·        As a policy, we don’t provide interim updates to our earnings drivers between our quarterly earnings calls. However, the near-perfect storm in the housing and capital markets I spoke about will impact our second half performance and I want to give you my insights into what that may look like. Of course, we will be updating our earnings drivers during our third quarter earnings call next month.

·        Given a weakening housing market, we do expect to see:

o       A continuation of the increase in nonperforming loans which could lead to a higher level of charge-offs in the coming quarters.

o       As a result of this, and in support of our loan portfolio growth, we expect that our loan loss provisioning for the year could be approximately $500 million greater than the full-year guidance we gave in July of $1.5 to $1.7 billion.

·        Next, the lack of secondary market liquidity and rising interest rates for nonconforming loans will have two major impacts: one unfavorable and the other favorable.

o       First, as I mentioned earlier, we moved nonconforming loans from our held for sale portfolio to our held for investment portfolio. We did this during the months of July and August and the mark-to-market loss on these loans is expected to be about $200 million.

o       Going forward, gain on sale income will be lower as the volume of loans sold will be reduced in favor of retaining loans in portfolio.

o       On the positive side, our balance sheet will grow as we add assets with attractive risk adjusted returns. This should lead to improved net interest income in future quarters.

·        Another major factor is changinginterest rates.

o       Higher interest rates on many mortgage loans have led to much slower prepayments speeds on existing mortgage loans. This will result in increased value of our mortgage servicing rights which will be partially, but not entirely, offset by hedging costs.

o       As I just noted, a recent rise in LIBOR, if prolonged, will have a negative impact on our borrowing costs and thus our net interest margin.

·        Finally, if the Fed Funds rate is reduced, as is currently projected by the forward yield curve this should eventually lead to lower LIBOR rates, which would help reduce our borrowing costs and increase our net interest margin.

·        So there are definitely some near term credit cost and gain on sale head winds. But the benefits of asset growth and NIM expansion could be considerable if short-term interest rates were to decline.

[SLIDE 18.Key Takeaways]

·                    You can see from this slide the key Takeaways I mentioned at the beginning of this presentation.

·                    Let me close my presentation by offering the perspective of an 18-year CEO and a 35-year financial executive who has been through a lot of cycles.

·                    As I mentioned earlier, current housing conditions are very challenging. I described this as a near-perfect storm earlier.  Some of us saw a storm coming, but few of us expected it to be as severe as it appears to be playing out. My attitude on difficult cycles is that you may not like it, but you must deal with it. And the faster you deal with it, the better.

·                    When difficult conditions hit, as owners of the company, we need to ask three key questions: Is management on top of the situation? Does the company have the financial strength to weather the storm? Does the company have growth prospects once the storm has passed?

·                    On the first point, I believe this management team is strong, deep and is diligently addressing the challenges posed by this environment. I am also encouraged to see us continue to attract top notch talent like John McMurray who is joining us as chief credit officer. In challenging times, you can’t have too many smart people.

·                    Regarding our financial strength, as mentioned earlier, we have appropriate capital and sources of liquidity to weather the storm. We were pleased to see both S&P and Moody’s affirm our ratings.

·                    And regarding future growth prospects,

·                    We have a high growth retail banking powerhouse driving strong customer growth, increasing cross sales and double digit fee income growth. We have great opportunities to further increase our sales of credit cards, mortgage loans, securities and insurance products to our banking customers.

·                    We have vigorously attacked expenses, giving us excellent operating leverage.

·                    For relatively few portfolio lenders like WaMu, there is currently an unusual opportunity to originate loans at very attractive returns. Contrary to the past few years when money flooding in from Wall Street helped drive down underwriting standards and decreased spreads. Today, loan quality has improved, spreads have widened and there are few competitors. This may be one of the best times I have seen to take on new loans in the portfolio. And capacity is now coming out of the mortgage banking industry as weaker competitors close down or finally adjust their capacity to current realities.

·                    And finally, we have excellent margin expansion potential if the interest rate environment were to return to more normal conditions. In past cycles, the Fed has had to respond to declining economic conditions by lowering the Fed Funds rate. And as I indicated earlier, LIBOR typically follows Fed Funds rate. A return to a more normal yield curve and lower LIBOR rates would be quite beneficial to our net interest margin.

So while we are very attentive to the short term challenges, it is just as important to keep our focus on the long term value creation potential for the company. And we believe that value creation potential is excellent.

[SLIDE 19Cautionary Statements]

·        Here’s that Cautionary Statement regarding the forward-looking comments I mentioned at the start of my presentation.

[SLIDE 20Questions]

·        With that, I’d be happy to take a few questions.